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                                                                     EXHIBIT 4.1

                               SECURITY AGREEMENT

                           DATED AS OF JANUARY 3, 2001

                                  BY AND AMONG

                       SONUS COMMUNICATION HOLDINGS, INC.

                       EMPIRE ONE TELECOMMUNICATIONS, INC.

                                       AND

                            QUADRANT MANAGEMENT, INC.



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                               SECURITY AGREEMENT


        This SECURITY AGREEMENT (as amended, supplemented or modified from time to time, this "Security Agreement") is dated as of January 3, 2001 and is by and among SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), EMPIRE ONE TELECOMMUNICATIONS, INC., a Delaware corporation and wholly owned subsidiary of the Company (the "Guarantor") and QUADRANT MANAGEMENT, INC. (the "Lender").

                                    RECITALS

        WHEREAS, the Lender has determined to loan the Company EIGHTY THOUSAND DOLLARS ($80,000) (the "Loan") to finance the working capital requirements of the Company as evidenced by that certain 15% Secured Subordinated Convertible Debenture (the "Debenture") dated of even date herewith executed by the Company and guaranteed by the Guarantor;

        WHEREAS, as a condition of the Loan, the Lender has requested the Guarantor to guarantee the obligations of the Company to the Lender in connection with the Loan; and

        WHEREAS, in order to secure the Company's obligations under the Debenture and the Guarantor's obligations pursuant to its guarantee of the Debenture, the Lender has requested that the Company and the Guarantor enter into this Security Agreement.

        NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. Capitalized terms used herein but not defined herein, but which are defined in the Loan Documents, have for the purposes hereof the meanings set forth in the Loan Documents, and the following terms, as used herein, have the following meanings:

        "Collateral" has the meaning set forth in Section 2.1.

        "Loan Documents" means this Agreement and the Debenture.

        "Liens" means any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the UCC of any jurisdiction.

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        "Obligations" means the present and future duties, covenants and responsibilities due to Lender by the Company and the Guarantor under the Debenture and guaranty thereof.

        "Permitted Liens" means (a) Liens held by Lender, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by the Company or Guarantor by appropriate proceedings, (c) mechanic's, workman's, materialman's, landlord's carrier's and other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by the Company or Guarantor by appropriate proceedings, provided such Liens did not arise in connection with the borrowing of money or the obtaining of advances or credit and do not, in Lender's discretion, in the aggregate materially detract from the value of the Company or Guarantor's respective assets or materially impair the use thereof,
(d) Liens specifically consented by Lender in writing; and (e) Liens set forth in Schedule 1.1.

        "Receivables" means all accounts now or hereafter owing to the Company or Guarantor, and all accounts as such term is used in the UCC, accounts receivable, contract rights, documents, instruments or chattel paper representing amounts payable or monies due or to become due to the Company or Guarantor, arising from the sale of inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with all inventory returned by or reclaimed from customers wherever such inventory is located, and all guaranties, securities and Liens, except Permitted Liens, held for the payment of any such account, account receivable, contract right, document, instrument or chattel paper.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted to the Lender hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York then, as to the validity or perfection of such security interest, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction.

        SECTION 1.2. UCC DEFINITIONS. The uncapitalized terms "account", "account receivable", "chattel paper", "contract right", "document", "document of title", "instrument", "inventory", and "money", as used in Section 1.1 or elsewhere in this Security Agreement have the respective meanings set forth in the UCC.


                                   ARTICLE 2.
                               SECURITY INTERESTS




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     SECTION 2.1. GRANT OF SECURITY INTERESTS. As security for the payment and performance of all of the Obligations, the Company and the Guarantor hereby assign, pledge and grant to Lender a continuing security interest in their respective rights, title and interests in and to all Receivables whether now or hereafter acquired (the "Collateral").

     SECTION 2.2. SALES AND COLLECTIONS.

        a. The Company and the Guarantor are authorized to conduct their respective businesses and to sell their respective inventory in the ordinary course of its business for fair value and on an arm's-length basis and to use and consume any raw materials, supplies and materials in the ordinary course of their respective businesses.

        b. The Company and the Guarantor are authorized to collect and use for their benefit proceeds of, and amounts owing to it with respect to, their respective Collateral, provided no Default shall have occurred and be continuing with respect to their respective Obligations.

     SECTION 2.3. RELEASE OF COLLATERAL. Lender will promptly, upon payment in full of the Obligations (and upon notice from the Company or Guarantor but at the expense of the Company or Guarantor), send the Company and the Guarantor, for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to Lender hereunder, a termination statement to the effect that Lender no longer claims a security interest under such financing statement.

     SECTION 2.4. SUBORDINATION. Lender agrees and acknowledges that the security interest granted herein shall be subordinate to the Permitted Liens and any institutional debt financing or receivables financing arrangement entered into by the Company and/or the Guarantor.

     SECTION 2.5. FINANCING STATEMENTS. The Company and Guarantor hereby agree to execute and deliver to Lender such UCC-1 Financing Statement(s) in proper form for filing as Lender may request to perfect the security interests granted by this Agreement.

                                   ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

        The Company and the Guarantor represent and warrant that:

     SECTION 3.1. TITLE TO COLLATERAL. Except for the security interests granted to Lender hereunder, the Company and the Guarantor are the sole owner of their respective Collateral, having good and marketable title thereto, free and clear of any and all liens, except the Permitted Liens.

     SECTION 3.2. PLACE OF BUSINESS. Schedule 3.2 correctly sets forth the Company's and the Guarantor's chief executive office and principal place of business and the offices where records concerning the Receivables are kept.


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                                   ARTICLE 4.
                                   COVENANTS

        The Company and the Guarantor agree that so long as any Obligation remains unpaid:

     SECTION 4.1. PLACE OF BUSINESS. The Company and the Guarantor will not change the location of (i) their respective places of business, (ii) their respective chief executive office or (iii) the office or other locations where they keep or hold any records relating to the Collateral from the applicable location listed on Schedule 3.2 unless, prior to such change, they notify Lender of such change so that Lender may reasonably request to preserve, perfect, confirm and protect the security interests granted to Lender hereunder.

     SECTION 4.2. MAINTENANCE OF RECORDS. The Company and the Guarantor will keep and maintain at its expense complete books and records relating to their respective Collateral which are satisfactory to Lender including, without limitation, a record of all payments received and all credits granted with respect to their respective Collateral.

                                   ARTICLE 5.
                                  MISCELLANEOUS

     SECTION 5.1. NOTICES. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered as specified in this Section 5.1.

     SECTION 5.2. NO WAIVERS. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 5.3. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Guarantor and Lender.

     SECTION 5.4. SUCCESSORS AND ASSIGNS. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

     SECTION 5.5. GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


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     SECTION 5.6. COUNTERPARTS; EFFECTIVENESS. This Security Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement shall become effective when Lender shall have received counterparts hereof signed by both parties.

     SECTION 5.7. AMENDMENTS, SUPPLEMENTS AND WAIVERS. The parties hereto may, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Security Agreement, waiving any provisions hereof or changing in any manner the rights of the parties.

     SECTION 5.8. LIMITATION OF LAW; SEVERABILITY.

        a. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        b. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

     SECTION 5.9. TERMINATION; SURVIVAL. This Security Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.3.

     SECTION 5.10. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this Agreement shall be brought in a federal court or state court in the State of New York, and by execution and delivery of this Agreement the parties hereto hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of such courts. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT NOW HAS OR HEREAFTER MAY HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            [SIGNATURE PAGE FOLLOWS]


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                                  SONUS COMMUNICATION HOLDINGS,
                                  INC.


                                  By:
                                     ---------------------------
                                  Name:  John K. Friedman
                                  Title: President

                                  Address: 55 John Street, 2nd Floor
                                  New York, New York 10038


                                  EMPIRE ONE TELECOMMUNICATIONS,
                                  INC.


                                  By:
                                     ---------------------------
                                  Name:  John K. Friedman
                                  Title: President

                                  Address: 55 John Street, 2nd Floor
                                  New York, New York 10038


                                  QUADRANT MANAGEMENT, INC.


                                  By:
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------

                                  Address: 720 Fifth Avenue, 8th Floor
                                  New York, New York 10018


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                                  Schedule 1.1

                                 Permitted Liens



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                                  Schedule 3.2


Company's Chief Executive Office
  and Principal Places of Business

55 John Street, 2nd Floor
New York, New York  10038


The Guarantor's Chief Executive Office
  and Principal Places of Business

55 John Street, 2nd Floor
New York, New York  10038


Location of Records of Receivables

55 John Street, 2nd Floor
New York, New York  10038